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                                                                  Exhibit 99

                                                                NEWS RELEASE

       HEINZ
  WORLD HEADQUARTERS
"THE GOOD FOOD COMPANY"

FOR RELEASE UPON RECEIPT

             HEINZ UNVEILS DETAILS OF GROWTH AND INNOVATION STRATEGY

     o COMPANY TO FOCUS ON THREE ATTRACTIVE CATEGORIES WHERE IT HAS UNIQUE STRENGTHS - KETCHUP, CONDIMENTS & SAUCES, MEALS & SNACKS, AND INFANT NUTRITION;

     o HEINZ EUROPE TO REPLICATE THE COMPANY'S SUCCESSFUL MODEL OF FOCUSED GROWTH IN NORTH AMERICA AND AUSTRALASIA;

     o COMPANY IN DISCUSSION WITH INVESTMENT BANKS REGARDING POTENTIAL DIVESTITURES OF NON-CORE BUSINESSES.


PITTSBURGH, SEPTEMBER 20, 2005 - H.J. Heinz Company (NYSE: HNZ) at a meeting with security analysts in Pittsburgh today will unveil its growth and innovation strategy, which when completed is expected to drive annual revenue growth of 3% to 4%, earnings per share growth near the upper end of a 6% to 8% range off the Fiscal Year 2006 pro forma base, and operating free cash flow (cash from operations less capital expenditures) of approximately $800 million to $1 billion a year.

Heinz's plans include focusing on three attractive food categories where it has unique strengths - Ketchup, Condiments & Sauces, Meals & Snacks, and Infant Nutrition. Heinz said that it is the "category champion" in these businesses by virtue of its detailed knowledge of consumer preferences, its distribution and channel expertise (including its world-class foodservice business), its operational capabilities with leading-edge tomato technologies, and the strength of


H.J. Heinz Company, P.O. Box 57, Pittsburgh 15230-0057


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its brands, especially the iconic Heinz(R) brand, which has approximately $3 billion in sales and represents one-third of global revenue.

Heinz's growth plans include increased innovation in new products, creative recipes and packaging as a key contributor to sales and profit margin growth. The company this week opened a new Global Innovation and Quality Center in Pittsburgh where more than 100 chefs, nutritionists and researchers will be the driving force for product development in Heinz's three core categories.

At the meeting with analysts, Heinz also plans to discuss dramatically improving its business and distribution systems, benefiting both Heinz and the retail trade. Heinz is moving to an integrated rolling 24-month planning system ("Heinz Business Management"), which will improve demand forecasting and greatly facilitate new product introduction and promotion planning.

STRONGER CORE CATEGORY FOCUS

In addition to focusing on three food categories where it has leading brands and superior capabilities, Heinz will drive for greater scale and leverage in key markets and countries. The company is in discussion with its investment bankers regarding the potential divestiture of non-core businesses representing approximately $1.4 billion of annualized sales. These potential sales would include seafood, vegetable and frozen businesses in Europe (including the Petit Navire(R), John West(R) and HAK(R) brands) and the Tegel(R) poultry business in New Zealand. Following these potential divestitures, Heinz Europe would generate annual revenue of $2.5


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billion, representing approximately 30% of Heinz's global sales, with leading brands and a streamlined, less costly organization. Heinz has retained the services of J.P. Morgan & Company and UBS to assist with the potential divestitures.

FISCAL YEAR 2006

Heinz confirmed that it is on track to achieve its previously forecasted EPS range for Fiscal 2006 of $2.35 to $2.45. (This represents results from continuing operations, excluding special items currently estimated to be $100 million which include costs associated with organizational streamlining.) Net sales growth for the year is expected to be at the upper end of the 4% to 6% range. EPS results are likely to be at the lower end of the range as a result of much higher fuel costs and the significant strengthening of the U.S. dollar.

For the second quarter, Heinz expects a modest increase in operating income excluding special items versus the prior year. Largely due to the timing of tax expenses and higher interest rates, the company anticipates second-quarter EPS to be below the prior year.

Heinz expects a net dilution range from the potential divestitures of $0.25 to $0.29 per share, which includes the impact of the tax-advantaged status of the potentially divested businesses. Reflecting the effect of these potential divestitures as of the beginning of fiscal year 2006, the pro forma EPS of the remaining core businesses would be $2.10 to $2.16, excluding special items. The sale proceeds are estimated to be approximately $1 billion of which a portion would be used for share repurchase with the remainder being applied to debt reduction. Importantly,


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gross profit margins would be expected to improve by at least 200 basis points and the cash conversion cycle by approximately five days. Heinz also expects future dividend increases of between 4% to 6% a year from its current $1.20 annualized payout per share.

Commenting on the new growth plans, Heinz Chairman, President and Chief Executive Officer, William R. Johnson said "Heinz is becoming an even more attractive investment opportunity as we focus on three strong categories where we have the consumer expertise, the leading brands and operational capabilities to generate stronger and higher quality growth in profits and sales. Heinz has successfully demonstrated the effectiveness of this model in North America and in Australasia, and we will extend it to Europe and to the fast-growing emerging markets of China, India, Russia and Indonesia. Our recent acquisitions of the iconic condiments and sauces brands Lea & Perrins(R) and HP(R), together with Petrosoyuz(R) in Russia, reinforce and strengthen this global strategy. Meanwhile, Heinz's record improvement in cash conversion cycle over the last three years gives us the balance sheet strength and the financial flexibility to support dividend growth and share repurchases, enabling us to maximize shareholder value as we go forward."

The company is still evaluating the impact of FASB 123R and its long-term incentive program. Such costs are not included in the projected ranges.

MEETING WITH SECURITIES ANALYSTS - INTERNET BROADCASTS

         Heinz will host a meeting with security analysts today at 9:30 a.m. (Eastern Time). The call will be webcast live on www.heinz.com and will be archived for playback beginning at 4 p.m. The meeting is available live via conference call at 1-800-933-5758 (listen only). It will be hosted by William R. Johnson, Chairman, President and CEO, and include presentations from Heinz global management team.

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SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls, the ability to maintain favorable supplier relationships, achieving cost savings and gross margins objectives, currency valuations and interest rate fluctuations, the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives, the success of Heinz's growth and innovation strategy and the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures, the ability to effectively integrate acquired businesses, new product and packaging innovations, product mix, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, risks inherent in litigation and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and other laws and regulations, including tax laws, the success of tax-planning strategies, the possibility of increased pension expense and contributions and other people-related costs, the possibility of an impairment in Heinz's investments, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 27, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

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ABOUT HEINZ: H.J. Heinz Company, offering "Good Food, Every Day(TM)," is one of the world's leading marketers and producers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks, and infant foods. Heinz satisfies hungry consumers in every outlet, from supermarkets to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales or close to $3 billion), HP(R) and Lea & Perrins(R), Ore-Ida(R) french fries and roasted potatoes, Boston Market(R) and SmartOnes(R) meals, and Plasmon(R) baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz(R) Ketchup, The World's Favorite Ketchup(TM). Information on Heinz is available at www.heinz.com/news.


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     CONTACTS:

                  MEDIA:

                  Ted Smyth, 412-456-5780;

                  Debbie Foster, 412-456-5778;



                  INVESTOR CONTACT:

                  Jack Runkel, 412-456-6034





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